Exhibit 99.1

I-ON Digital Corp. Announces Strategic Long-Term Agreement with GGBR Inc. to Monetize ION.au Gold Assets, Bolstering Bitcoin and Ethereum Reserve; Records Initial Third-Quarter Proceeds from Goldfish Pre-Sales

CHICAGO, ILLINOIS / ACCESS Newswire / September 22, 2025 — I-ON Digital Corp. (OTCQB: IONI), a leader in real-world asset (RWA) digitization and gold-backed digital securities, is pleased to announce a transformative long-term agreement with GGBR Inc., a Wyoming-based company launching the innovative Goldfish gold-backed stablecoin. This strategic partnership marks a significant milestone in I-ON Digital’s mission to bridge traditional finance (TradFi) and decentralized finance (DeFi) through secure, transparent, and compliant digital asset solutions.

Under the terms of the agreement, I-ON Digital will monetize its flagship ION.au, gold-asset-backed security (ABS), a regulatory-compliant asset tied to in-situ gold reserves. During the current 3rd quarter operating period, I-ON began recording initial proceeds from Goldfish pre-sales, enabling the company, among other related benefits, to build a robust Bitcoin and Ethereum reserve, diversifying its asset portfolio and strengthening its balance sheet with related cash flow. The collaboration with GGBR Inc. leverages I-ON’s proprietary hybrid blockchain and smart contract technologies to support the Goldfish stablecoin, which represents 1/1000th of a troy ounce of LBMA-priced gold, at approximately USD $3.65, and offers, through the ION.au staking process, 5:1 collateral coverage for enhanced stability. Goldfish anticipates launching to the public in the first week of October.

“Goldfish is very different from any other stablecoin,” stated Peter Mikhailenok, President of GBBR, Inc., the developer of the Goldfish token. “It’s the synthesis of two titans: the timeless, anti-inflationary store of value that is gold, and the unparalleled flexibility and security of modern decentralized finance. By partnering with I-ON Digital Corp. and leveraging their ION.au reserves, we’ve built a foundation for trust, growth, and meaningful participation in the digital economy.”

“This partnership with GGBR Inc. represents a pivotal step in redefining the gold marketplace through digital innovation,” said Carlos Montoya, CEO of I-ON Digital Corp. “By monetizing our ION.au gold-backed assets and securing early proceeds from Goldfish pre-sales, we are not only enhancing our financial position with a Bitcoin and Ethereum reserve and increased cash flow but also empowering GGBR’s Goldfish stablecoin to deliver broad access to gold-backed digital assets for investors worldwide. This aligns perfectly with our vision of creating a transparent, compliant, asset-backed, and interoperable decentralized finance (DeFi) ecosystem.”

GGBR Inc.’s Goldfish stablecoin is designed for crypto-native investors seeking hard-asset stability and on-chain transparency. With features like 24/7 liquidity on major exchanges, physical redemption options through regulated dealers, and real-time price stability via proof-of-reserves oracles, Goldfish is poised to set a new standard for gold-backed digital assets. I-ON Digital’s infrastructure, including its institutional-grade Digital Asset Platform (DAP) and smart contract proof-of-reserve (POR) systems, will ensure seamless integration and compliance for this groundbreaking stablecoin.

The agreement is expected to drive significant revenue streams for I-ON Digital, further solidifying its position as a trusted infrastructure provider for the evolving digital finance landscape. By combining I-ON’s expertise in in-situ gold digitization with GGBR’s innovative stablecoin framework, this partnership is set to unlock new opportunities in digital asset banking, offering fractional ownership and liquidity to investors of all sizes.

For more information about I-ON Digital Corp. and its transformative digital asset solutions, visit https://iondigitalcorp.com/. To learn more about the Goldfish stablecoin, visit https://goldfishgold.com/.

About I-ON Digital Corp. I-ON Digital Corp. (OTCQB: IONI) is a pioneer in real-world asset digitization, delivering secure, transparent, and compliant solutions for digital asset banking. Through its flagship ION.au gold-backed digital security and institutional-grade Digital Asset Platform (DAP), I-ON empowers banks, financial institutions, and investors to participate in the tokenized economy. Headquartered in Chicago, Illinois, I-ON Digital is reshaping the future of finance with blockchain-based innovation.

About GGBR Inc. GGBR Inc. is a Wyoming-based company focused on launching the Goldfish gold-backed stablecoin, a blockchain-native digital asset designed for stability, transparency, and accessibility. With a mission to democratize gold investment, GGBR leverages cutting-edge technology to offer micro-fractional ownership and seamless liquidity for investors worldwide.

Media Contact: I-ON Digital Corp. Email: info@iondigitalcorp.com Website: https://iondigitalcorp.com/

Disclaimer: This press release contains forward-looking statements. Actual results may differ materially due to risks and uncertainties. For more information, refer to I-ON Digital Corp.’s filings with the SEC.